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                                                                 Exhibit 23.3



                            [RATNER & PRESTIA LETTERHEAD]


                                 November 20, 1997




Mr. James Murphy
Apollon, Inc.
One Great Valley Parkway
Malvern, PA 19355

Dear Jim:

     This is to confirm that we hereby consent to the reference to our firm in the "Experts" section of Amendment No. 1 to Apollon's proposed
Registration Statement on Form S-1, (of which we received earlier today, a proof copy of those sections understood to be the only sections referring to patents, licenses or proprietary rights).

                                   Very truly yours,


                                   Ratner & Prestia

                                   /s/ Paul F. Prestia
                                   -------------------
                                   Paul F. Prestia



PFP/bgd

cc: Mary J. Mullany, Esq.